UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2007

                         DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2007, Delta Air Lines, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of each of the other initial purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”), in connection with the issuance and sale of a total of $1,409,877,000 of Delta Air Lines, Inc. Pass Through Certificates, Series 2007-1 (the “Certificates”).

The Certificates were sold in a private placement to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended.  Pursuant to a registration rights agreement, which the Company entered into upon the issuance of the Certificates, the Company expects to file an exchange offer registration statement or under specific circumstances, a shelf registration statement with respect to the Certificates.

The Purchase Agreement contains customary representations, warranties, covenants and closing conditions for a transaction of this type.  The Purchase Agreement also contains provisions pursuant to which the Company agrees to hold harmless and indemnify the Initial Purchasers against damages under certain circumstances, which are customary for a transaction of this type.

Delivery of the Certificates was made under the Purchase Agreement on October 11, 2007 in three different classes, comprised of $924,408,000 of Class A Certificates with an interest rate of 6.821% per annum, $265,366,000 of Class B Certificates with an interest rate of 8.021% per annum and $220,103,000 of Class C Certificates with an interest rate of 8.954% per annum.  Each class of Certificates was issued by a different pass through trust.  The Initial Purchasers purchased the Certificates from the pass through trusts at 99.30% of the principal amount thereof.

The pass through trusts will use the proceeds from the sale of Certificates to acquire equipment notes from the Company.  The equipment notes will be secured by 36 Boeing aircraft owned by the Company.  Payments on the equipment notes held in each pass through trust will be passed through to the certificateholders of such trust.  The Company expects to use the proceeds from the issuance of the equipment notes for the prepayment of existing financings and for general corporate purposes.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Certain of the Initial Purchasers or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending, equipment leasing and financial advisory services to the Company and its affiliates in the ordinary course of business.

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as lenders under the Company's existing credit facilities and are currently party to certain aircraft transactions with the Company. Affiliates of Credit Suisse Securities (USA) LLC are currently party to certain aircraft financing transactions with the Company as well as a participant in the Company's existing credit facility. Credit Suisse, New York Branch, will also act as the depositary for each pass through trust. Among the other Initial Purchasers and their affiliates, (i) Goldman, Sachs & Co. and UBS Securities LLC and/or certain of their affiliates are acting as lenders, agents and joint bookrunners and Calyon New York Branch is acting as lender and agent in connection with the Company's existing credit facility, (ii) UBS Securities LLC, and/or affiliates have equity investments in the Company, which is less than 5% of shares outstanding, (iii) Barclays Bank PLC and Barclays Capital Inc. are acting as lender and joint-bookrunner, respectively under the Company's existing credit facilities and (iv) Barclays Private Clients International Limited (a wholly-owned subsidiary of Barclays Bank PLC) is a lender under the credit facility of New Sky Limited (the Company's Bermuda captive insurer).

Item 8.01 Other Events

The Company today issued a press release announcing that it had issued the Certificates. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Purchase Agreement, dated as of October 4, 2007, between Delta Air Lines, Inc. and the Initial Purchasers.

Exhibit 99.1	Press Release dated October 11, 2007 titled "Delta Air Lines Closes Sale of $1.4 Billion Pass Through Certificates".

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Edward H. Bastian
Date: October 11, 2007		Edward H. Bastian President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Purchase Agreement, dated as of October 4, 2007, between Delta Air Lines, Inc. and the Initial Purchasers.

Exhibit 99.1	Press Release dated October 11, 2007 titled "Delta Air Lines Closes Sale of $1.4 Billion Pass Through Certificates".